Kinetek Industries, Inc.,

                                 as Issuer

                               Kinetek, Inc.,

                                as Guarantor

                        The Guarantor Subsidiaries,

                               as Guarantors
                  ----------------------------------------


                $15,000,000 5% SENIOR SECURED NOTES DUE 2007



                  ----------------------------------------

                            -------------------

                                 INDENTURE

                         DATED AS OF APRIL 12, 2002

                            -------------------




                       U.S. BANK NATIONAL ASSOCIATION

                                  Trustee

                  This Indenture, dated as of April 12, 2002, is among Kinetek Industries, Inc., a Delaware corporation (the "Company"), Kinetek, Inc.
(the "Parent"), the Guarantor Subsidiaries (as defined herein), and U.S.
Bank National Association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 5% Senior Notes due 2007 ("Senior Notes"):

                                ARTICLE 1.

                       DEFINITIONS AND INCORPORATION

                                BY REFERENCE

SECTION 1.01      DEFINITIONS.

                  "Affiliate" means any of the following: (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause (i) above, (iii) any trust in which any such Persons described in clause (i) or (ii) above has a beneficial interest, and (iv) any corporation or other organization of which any such Persons described above collectively own 50% or more of the equity of such entity.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Sale" means the sale, lease, conveyance or other disposition by the Parent, the Company or a Restricted Subsidiary of assets or property whether owned on the date of original issuance of the Senior Notes or thereafter acquired, in a single transaction or in a series of related transactions, that are outside of the ordinary course of business of the Parent, the Company or such Restricted Subsidiary; provided that Asset Sales will not include such sales, leases, conveyances or dispositions in connection with (i) the sale or disposition of any Restricted Investment, (ii) any Equity Offering by (a) the Company or (b) any Restricted Subsidiary if the proceeds therefrom are used to make mandatory prepayments of Indebtedness under the Credit Facility or Indebtedness of the Restricted Subsidiaries or redeem Senior Notes as described in Section 3.07, (iii) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business,
(iv) Receivables Financings, (v) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (vi) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (vii) a transfer of assets by the Parent, the Company or a Restricted Subsidiary to any of the Parent, the Company, a Restricted Subsidiary or a Non-Restricted Subsidiary, (viii) the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary pursuant to Section 4.17, (ix) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent or the Company as permitted under Section 5.01, (x) the sale or disposition of obsolete equipment or other obsolete assets, or (xi) Restricted Payments permitted by Section 4.05.

                  "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption payment on such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

                  "Cash Flow" means, for any given period and Person, the sum of, without duplication, Consolidated Net Income, plus (a) the portion of Net Income attributable to the minority interests in its Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus (b) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus
(c) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (d) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (e) any non-capitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees, including those in connection with the Offering, in each case, to the extent deducted in computing Consolidated Net Income), plus (f) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments), to the extent deducted in computing Consolidated Net Income, plus (g) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus (h) all dividend payments on preferred stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (i) any extraordinary or non-recurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, plus (j) to the extent not covered in clause (e) above, fees paid or payable in respect of the Jordan Agreements to the extent deducted in computing Consolidated Net Income, plus (k) the net loss of any Person, other than those of a Restricted Subsidiary, to the extent deducted in computing Consolidated Net Income, plus (l) net losses in respect of any discontinued operations as determined in accordance with GAAP, to the extent deducted in computing Consolidated Net Income; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

                  "Cash Flow Coverage Ratio" means, for any given period and Person, the ratio of: (i) Cash Flow, divided by (ii) the sum of Consolidated Interest Expense and the amount of all dividend payments on any series of preferred stock of such Person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock)), in each case, without duplication; provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

                  "Change of Control" means the occurrence of each of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Jordan Stockholders and the Parent and Holdings, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; and (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where
(A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Jordan Stockholders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; and (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new director and were either directors at the beginning of such period or Persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its subsidiaries to another Person may be uncertain. Furthermore, an acquisition of the Company by the Jordan Stockholders including pursuant to a spin-off to the Jordan Stockholders by Jordan Industries, Inc., directly or indirectly of its investment in the Company, would not constitute a Change of Control.

                  "Collateral" means any assets of the Company, the Parent or any Guarantor Subsidiary that is defined as "Collateral" in any of the Security Documents and assets from time to time on which a Lien exists as security for any of the Obligations hereunder or under the Senior Notes or the Security Documents; provided that in no event shall Collateral include Excluded Assets.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" means Kinetek Industries, Inc., a Delaware corporation.

                  "Consolidated Interest Expense" means, for any given period and Person, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for the purpose of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis; provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Offering and the application of the net proceeds therefrom or any other refinancing of Indebtedness will be excluded.

                  "Consolidated Net Income" means, for any given period and Person, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (ii) Consolidated Net Income of any Person will not include, without duplication, any deduction for: (A) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time, (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements),
(C) any non-capitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (D) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and (E) any Restructuring Charges; provided, however, that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

                  "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's preferred stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided, however, that Consolidated Net Worth shall also include, without duplication: (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any Restructuring Charges, and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; provided, however, that Consolidated Net Worth shall be calculated on a Pro Forma Basis.

                  "Credit Facility" means the credit facility, dated December 18, 2001, as amended as of the date hereof among the Company, certain of its subsidiaries and the lenders party thereto in their capacities as lenders thereunder and Fleet Capital Corporation, as agent, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the extent permitted by Section 4.07, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Notes" means Senior Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

                  "Depositary" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Senior Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Senior Notes.

                  "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation) provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

                  "Equity Offering" means a public or private offering by the Company and/or its Subsidiaries for cash of Capital Stock or other Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than (i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

                  "Excluded Assets" means any real property acquired or owned by the Parent, the Company or any Restricted Subsidiary after the date of original issuance of the Senior Notes in an amount not to exceed $3.5 million in the aggregate and $1 million per property; provided that the Board of Directors will determine which properties will be Excluded Assets, if more than $3.5 million of property would otherwise be included under this definition, by a resolution adopted by a majority of the Board of Directors stating that it has made such designation in accordance with the Indenture, and the Company is required to deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with the Indenture.

                  "GAAP" means generally accepted accounting principles, consistently applied, as of the date of original issuance of the Senior Notes. All financial and accounting determinations and calculations under the Indenture will be made in accordance with GAAP.

                  "Global Note" means a Senior Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Note attached hereto as Exhibit A.

                  "Guarantors" means, collectively, each of the Guarantor Subsidiaries and the Parent.

                  "Guarantor Security Agreement" means each Guarantor Security Agreement between the Trustee and a certain Guarantor Subsidiary, dated the date hereof, as the same may be amended in accordance with the terms thereof and the Indenture and any such security agreements entered into in the future by the Trustee and any additional guarantors, securing the Obligations of the Guarantors under this Indenture.

                  "Guarantor Subsidiary" means each Subsidiary of the Company that is a party to this Indenture on the date hereof and any other Subsidiary of the Company that guarantees payment of the Senior Notes by executing and delivering a Subsidiary Guarantee.

                  "Hedging Obligations" means, with respect to any Person, the Obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

                  "Holder" means a Person in whose name a Senior Note is registered.

                  "Holdings" means Motors and Gears Holdings, Inc., a Delaware corporation and corporate parent of the Parent.

                  "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Parent, the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Parent, the Company or the Restricted Subsidiaries.

                  "Indebtedness" means, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

                  "Intellectual Property Mortgage" means each certain Copyright, Patent, Trademark and License Mortgage between the Trustee and each Guarantor Subsidiary, dated the date hereof, as the same may be amended in accordance with the terms thereof and the Indenture and all other copyright, patent, trademark and license mortgages and comparable documents now or at any time hereafter securing the whole or any part of the Obligations of the Guarantors under this Indenture.

                  "Intercreditor Agreement" means the intercreditor agreement among the Trustee, on behalf of the Holders and the Representative, as agent for the various lenders party to the Credit Facility, dated the date hereof, including any amended or supplemented agreement, or any replacement or substitute agreement.

                  "Investment" means any capital contribution to, or other debt or equity investment in, any Person.

                  "Issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

                  "JI Properties Services Agreement" means the properties services agreement, dated December 14, 2001, between JI Properties, Inc., the Parent, the Company and each of its Subsidiaries and Jordan Industries, Inc., as in effect on the date of original issuance of the Senior Notes.

                  "Jordan Agreements" means the JI Properties Services Agreement, the Subsidiary Advisory Agreement, the Subsidiary Consulting Agreement and the Tax Sharing Agreement.

                  "Jordan Stockholders" means Jordan Industries, Inc., The Jordan Company and Jordan/Zalaznick Capital Corporation and their respective affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, MCIT PLC and Leucadia National Corporation and their respective Subsidiaries.

                  "Junior Seller Notes" means the subordinated promissory note, dated September 22, 1995, issued by Merkle-Korff Industries, Inc., in the principal amount of $5.0 million, and maturing on December 31, 2003 and the subordinated promissory notes, each dated October 27, 1997, issued by Electrical Design and Control Company, a wholly owned Subsidiary of the Company, in the aggregate principal amount of $3.85 million, and maturing on December 31, 2002, each as in effect on the date of original issuance of the Senior Notes.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Make-Whole Price" means, with respect to the Senior Notes at any Redemption Date, the amount of the aggregate present value of the sum of the principal amount of such Senior Note and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of such principal amount if such redemption had not been made, discounted on a semi-annual bond equivalent basis to the Redemption Date from the respective dates on which such principal and interest would have been payable at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the Redemption Date), plus 450 basis points.

                  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

                  "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Senior Notes) and legal, accounting, management and advisory and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof, and (v) any deduction or appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

                  "Non-Restricted Subsidiary" means any Subsidiary of the Company other than a Restricted Subsidiary.

                  "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

                  "Offering" means the offer and sale of the Senior Notes as contemplated by the Offering Circular.

                  "Offering Circular" means the Offering Circular, dated April 11, 2002, relating to the Company's offering and placement of the Senior Notes.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.04 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of
Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Other Permitted Indebtedness" means: (i) Indebtedness of the Parent, the Company and the Restricted Subsidiaries existing as of the date of original issuance of the Series D Senior Notes; (ii) Indebtedness of the Parent, the Company and the Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect to reimbursement-type obligations regarding workers' compensation claims;
(iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith, (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; provided, however, that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness, and (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Senior Notes at least to the same extent as the Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; (iv) intercompany Indebtedness of and among the Company, the Parent and the Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not issued in compliance with Section 4.15; (v) Indebtedness of the Parent, the Company and the Restricted Subsidiaries incurred in connection with making permitted Restricted Payments under clauses (iii) or (iv), but only to the extent that such Indebtedness is provided by the Parent, the Company or a Restricted Subsidiary, or (x) of Section 4.05(b); (vi) Indebtedness of any Non-Restricted Subsidiary created after the date of original issuance of the Series D Senior Notes, provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness; (vii) Indebtedness of the Parent, the Company and the Restricted Subsidiaries under Hedging Obligations; (viii) Indebtedness of the Parent, the Company and the Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business; (ix) Indebtedness of any Person at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not issued by such Person in connection with or in anticipation of such acquisition; (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary if such Indebtedness so guaranteed is permitted under the

Indenture; (xi) guarantees by a Restricted Subsidiary or the Parent of Indebtedness of the Company if the Indebtedness so guaranteed is permitted under the Indenture and the Senior Notes are guaranteed by such Restricted Subsidiary to the extent required by Section 4.15; (xii) guarantees by the Parent or the Company of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under the Indenture; (xiii) Indebtedness of the Parent, the Company and the Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; (xiv) Indebtedness of the Parent, the Company and the Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets; and (xv) Indebtedness of the Restricted Subsidiaries in respect of the Junior Seller Notes.

                  "Parent" means Kinetek, Inc., a Delaware corporation and corporate parent of the Company, and a guarantor of the Senior Notes.

                  "Parent Guarantee" means the guarantee by the Parent of the obligations of the Company under the Senior Notes and this Indenture.

                  "Permitted Liens" means:

          (a) with respect to the Parent, the Company and its Restricted Subsidiaries, (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if-any as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the date of original issuance of the Series D Senior Notes, provided that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and (D) the issuance of the Indebtedness to purchase the Acquired Property is permitted by Section 4.07; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (viii) judgment and attachment Liens not giving rise to an Event of Default; (ix) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (x) Liens securing Indebtedness under Hedging Obligations;
(xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business; (xiii) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xiv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xv) Liens existing on the date of original issuance of the Series
D Senior Notes and any extensions, refinancings, renewals, replacements, substitutions or refundings thereof; (xvi) any Lien granted to the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Senior Indebtedness permitted by the terms of the Indenture; and (xvii) additional Liens at any one time outstanding in respect of properties or assets where aggregate fair market value does not exceed $10,000,000 (the fair market value to be determined on the date such Lien is granted on such properties or assets);

          (b) with respect to the Restricted Subsidiaries, (i) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (ii) Liens securing Indebtedness issued by Restricted Subsidiaries if such Indebtedness is (A) under the Credit Facility, or (B) permitted by Section 4.07(a), clauses (i), (ii), (iii) or (iv) of Section 4.07(b), or clauses
(i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens), (vi), (vii), (ix), (x) or (xvi) of the definition of Other Permitted Indebtedness; (iii) Liens securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary; and (iv) Liens securing guarantees by Restricted Subsidiaries of Indebtedness issued by the Company if such guarantees permitted by clause (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries issuing such guarantees) of the definition of Other Permitted Indebtedness;

          (c) with respect to the Parent or the Company, (i) Liens securing Indebtedness issued by the Parent or the Company if such Indebtedness is (A) under the Credit Facility, or (B) if such Indebtedness is permitted by Section 4.07 (including, but not limited to, Indebtedness issued by the Company under the Credit Facility pursuant to clause (i) and/or clause (iv) of Section 4.07(b)); (ii) Liens securing Indebtedness of the Parent or the Company if such Indebtedness is permitted by clauses (i),
(iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens) or (vii) of the definition of Other Permitted Indebtedness; (iii) Liens securing guarantees by the Parent or the Company of Indebtedness issued by Restricted Subsidiaries if such Indebtedness is permitted by Section 4.07 (including, but not limited to, Indebtedness issued by Restricted Subsidiaries under the Credit Facility pursuant to clause (i) and/or clause (iv) of Section 4.07(b)) and if such guarantees are permitted by clause (xii) (but only in respect of Indebtedness issued by the Restricted Subsidiaries under the Credit Facility pursuant to Section 4.07) of the definition of Other Permitted Indebtedness; and (iv) Liens securing the Parent's or the Company's reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof provided, however, that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held directly by the Company or the Parent (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company issued under the Credit Facility pursuant to Section 4.07 and any permitted Refinancing Indebtedness of such Indebtedness, and (B) guarantees by the Company or the Parent of Indebtedness issued by Restricted Subsidiaries under the Credit Facility pursuant to Section 4.07 and any permitted Refinancing Indebtedness of such Indebtedness.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledge Agreement" means those certain Pledge Agreements between the Trustee and each of the Company, the Parent, Advanced D.C. Holdings, Inc., The Imperial Electric Company and Motion Holdings, Inc., each dated the date hereof, as the same may be amended in accordance with the terms thereof and the Indenture and all other pledge agreements and comparable documents now or at any time hereafter securing the whole or any part of the Obligations of the Guarantors under this Indenture.

                   "Pro Forma Basis" means, for purposes of determining Consolidated Net Income in connection with the Cash Flow Coverage Ratio (including in connection with Section 4.05, Section 4.16, Section 5.01, the incurrence of Indebtedness pursuant to Section 4.07(a) and Consolidated Net Worth for purposes of Section 5.01, giving pro forma effect to (x) any acquisition or sale of a Person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Real Property Mortgage" means those certain Real Property Mortgages between the Trustee and Advanced D.C. Motors, Inc., Gear
Research, Inc. and The Imperial Electric Company, each dated the date hereof, as the same may be amended in accordance with the terms thereof and this Indenture.

                  "Receivables" means, with respect to any Person, all of the following property and interests in property of such Person, whether now existing or existing in the future or hereafter acquired or arising:
(i) accounts, (ii) accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or leased or the rendition of services rendered no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights (including, without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom), (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

                  "Receivables Financing" means (i) the sale, factoring or other disposition of Receivables that arise in the ordinary course of business, or (ii) the sale, factoring or other disposition of Receivables that arise in the ordinary course of business to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables.

                  "Receivables Subsidiary" means any Subsidiary of the Company or any other corporation trust or entity that is exclusively engaged in Receivables Financings and activities reasonably related thereto.

                  "Redeemable Preferred Stock" means preferred stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder thereof on, or prior to, the maturity date of the Senior Notes.

                  "Refinancing Indebtedness" means (i) Indebtedness of the Parent, the Company and the Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, (ii) any refinancings of Indebtedness issued under the Credit Facility, and (iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

                  "Representative" means the agent or other representative in respect of the Credit Facility, with the Representative originally being Fleet Capital Corporation.

                  "Restricted Investment" means Investment in any Person, provided that Restricted Investments will not include: (i) Investments in marketable securities and other negotiable instruments permitted by this Indenture; (ii) any Incentive Arrangements; (iii) Investments in the Parent or the Company; or (iv) Investments in any Restricted Subsidiary (provided that any Investment in a Restricted Subsidiary was made for fair market value (as determined by the Board of Directors in good faith)). The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

                  "Restricted Subsidiary" means: (i) any Subsidiary of the Company existing on the date of issuance of the Senior Notes, and (ii) any other Subsidiary of the Company formed, acquired or existing after the date of issuance of the Senior Notes that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved a majority of the Board of Directors, provided, however, that the term Restricted Subsidiary shall not include any Subsidiary of the Company that has been redesignated by the Company pursuant to a resolution approved by a majority of the Board of Directors as a Non-Restricted Subsidiary in accordance with
Section 4.16 unless such Subsidiary shall have subsequently been redesignated a Restricted Subsidiary in accordance with clause (ii) of this definition.

                  "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any Persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means that certain Security Agreement among the Trustee, the Company, the Parent and the Guarantor Subsidiaries, dated the date hereof, as the same may be amended in accordance with the terms thereof and this Indenture.

                  "Security Documents" means, collectively, the Security Agreement, Pledge Agreements, Guarantor Security Agreements, Intellectual Property Mortgages and Real Property Mortgages.

                  "Senior Indebtedness" means: (i) all Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the date of original issuance of the Senior Notes or thereafter created, incurred or assumed, of the following types: (A) all Indebtedness of the Company (including without limitation the Senior Notes) for money borrowed, and (B) all Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable;
(ii) all capitalized lease obligations of the Company; (iii) all Obligations of the Company: (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) all constituting Hedging Obligations, or (C) issued as the deferred purchase price of property and all conditional sale Obligations of the Company and all Obligations of the Company under any title retention agreement; (iv) all guarantees of the Company with respect to Obligations of other Persons of the type referred to in clauses (ii) and (iii) and with respect to the payment of dividends of other Persons; and (v) all

Obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any Obligations described in clauses (i), (ii), (iii) or (iv) unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Obligations are subordinated or junior in right of payment to the Senior Notes; provided, however, that Senior Indebtedness shall not be deemed to include: (1) any Obligation of the Company to any Subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),
(4) any Indebtedness, guarantee or Obligation of the Company that is contractually subordinated or junior in any respect to any other Indebtedness, guarantee or Obligation of the Company, or (5) any Indebtedness to the extent the same is incurred in violation of the Indenture. Senior Indebtedness shall include all Obligations in respect of the Senior Notes and this Indenture and the Series D Senior Notes and. the Series D Indenture.

                  To the extent any payment on the Senior Notes, whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise, is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Notes or part thereof originally intended to be satisfied by such payment shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  "Senior Notes" means the 5% Senior Notes due 2007 of the Company.

                  "Series D Indenture" means the Indenture dated as of December 17, 1997, as amended and supplemented, between the Parent and State Street Bank and Trust Company as Trustee, providing for the issuance of the Series D Senior Notes in the aggregate principal amount of $270,000,000, as such may be amended and supplemented from time to time.

                  "Series D Senior Notes" means the 10.75% Senior Notes due 2006 of the Parent issued pursuant to the Series D Indenture.

                  "SFAS 106" means Statement of Financial Accounting Standards No. 106.

                  "SFAS 109" means Statement of Financial Accounting Standards No. 109.

                  "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

                  "Subordinated Indebtedness" means all Obligations of the type referred to in clauses (i) through (v) of the definition of Senior Indebtedness, if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness.

                  "Subsidiary" of any Person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person (regardless of whether such Equity Interests are owned directly by such Person or through one or more Subsidiaries).

                  "Subsidiary Advisory Agreement" means the advisory agreement, dated as of December 14, 2001, between the Company and each of its Subsidiaries and Jordan Industries, Inc., as in effect on the date of original issuance of the Senior Notes.

                  "Subsidiary Consulting Agreement" means the management consulting agreement, dated as of December 14, 2001, between the Company and each of its Subsidiaries and Jordan Industries, Inc., as in effect on the date of original issuance of the Senior Notes.

                  "Subsidiary Guarantee" means the guarantee by each of the Guarantor Subsidiaries of the obligations of the Company under the Senior Notes and this Indenture.

                  "Tax Sharing Agreement" means the Agreement to Join in the Filing of Consolidated Income Tax Returns, dated as of December 14, 2001, between the Company and each of its Subsidiaries and Jordan
Industries, Inc., as in effect on the date of original issuance of the Senior Notes.

                  "Transfer Restricted Senior Notes" means securities that bear or are required to bear the legend set forth in Section 2.06.

                  "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining Average Life of the Senior Notes; provided, that if the Average Life of the Senior Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Senior Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing
(i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

SECTION 1.02      OTHER DEFINITIONS

                                                              Defined in
Term                                                             Section

"Affiliate Transaction".......................................      4.08
"Asset Sale Disposition Date".................................      4.14
"Asset Sale Trigger Date".....................................      4.14
"Change of Control Trigger Date"..............................      4.13
"covenant defeasance option"..................................      8.01
"Disposition".................................................   5.01(a)
"Parent Disposition"..........................................   5.01(b)
"DTC".........................................................      2.03
"Event of Default"............................................      6.01
"Excess Proceeds".............................................      4.14
"legal defeasance option".....................................      8.01
"Notice of Default"...........................................      6.01
"Offer".......................................................      3.08
"Other Indebtedness"..........................................      4.15
"Other Indebtedness Guarantee"................................      4.15
"Paying Agent"................................................      2.03
"Purchase Date"...............................................      3.08
"Registrar"...................................................      2.03
"Restricted Payments".........................................      4.05
"Successor Corporation".......................................      5.01
"Trustee Expenses"............................................      6.08


SECTION 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04     RULES OF CONSTRUCTION.

                 Unless the context otherwise requires:

                 (1)   a term has the meaning assigned to it herein;

                 (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP;

                 (3)   "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular; and

                 (5)   provisions apply to successive events and transactions.



                                ARTICLE 2.

                                  NOTES

SECTION 2.01     PRINCIPAL AMOUNT, FORM AND DATING.

          (a)    Principal Amount

                 The aggregate principal amount of Senior Notes which may be issued, executed, authenticated and outstanding under this Indenture is $15,000,000.

          (b)    Form and Dating

                 The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof.

                 The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Each Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06.

SECTION 2.02     EXECUTION AND AUTHENTICATION.

                 One Officer shall sign the Senior Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Notes and may be in facsimile form.

                  If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

                  A Senior Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee, and the Trustee's signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in Exhibit A.

                  The Trustee shall, upon a written order of the Company signed by two Officers directing the Trustee to authenticate the Senior Notes and certifying that all conditions precedent to the issuance of the Senior Notes contained herein have been complied with, authenticate Senior Notes for original issuance up to an aggregate principal amount stated in paragraph 4 of the Senior Notes (the aggregate principal amount of outstanding Senior Notes may not exceed that amount at any time, except as provided in Section 2.07).

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03      REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency (the "Registrar") where Senior Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Senior Notes may be presented for payment. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify in writing the Trustee and the Trustee shall notify the Holders in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions and implement the provisions of this Indenture that relate to such Agent.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Senior Notes and as note custodian with respect to the Global Notes. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain a Registrar and Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Senior Notes or for the payment of principal of, or premium, if any, or interest on, the Senior Notes, and will promptly notify the Trustee of any Default by the Company in providing the Paying Agent with sufficient funds to (i) purchase Senior Notes tendered pursuant to an Offer arising under Section 4.13, (ii) redeem Senior Notes called for redemption, or (iii) make any payment of principal, premium or interest due on the Senior Notes. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

SECTION 2.05      HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Senior Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06      TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x)     to register the transfer of the Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                  (ii) in the case of a Definitive Note that is a Transfer Restricted Senior Note, such request shall be accompanied by the following additional information and documents, as applicable:

                           (1) if such Transfer Restricted Senior Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                           (2)      if such Transfer Restricted Senior
                                    Note is being transferred (1) to a
                                    "qualified institutional buyer" (as
                                    defined in Rule 144A under the
                                    Securities Act) in accordance with Rule
                                    144A under the Securities Act or (2)
                                    pursuant to an exemption from
                                    registration in accordance with Rule
                                    144 under the Securities Act (and based
                                    on an opinion of counsel if the Company
                                    so requests) or (3) pursuant to an
                                    effective registration statement under
                                    the Securities Act, a certification to
                                    that effect from such Holder (in
                                    substantially the form of Exhibit B
                                    hereto);

                           (3)      if such Transfer Restricted Senior
                                    Note is being transferred to an
                                    institutional "accredited investor,"
                                    within the meaning of Rule 501(a)(1),
                                    (2), (3) or (7) under the Securities
                                    Act pursuant to a private placement
                                    exemption from the registration
                                    requirements of the Securities Act (and
                                    based on an opinion of counsel if the
                                    Company so requests), a certification
                                    to that effect from such Holder (in
                                    substantially the form of Exhibit B
                                    hereto) and a certification from the
                                    applicable transferee (in substantially
                                    the form of Exhibit C hereto); or

                           (4) if such Transfer Restricted Senior Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

          (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Definitive Note is a Transfer Restricted Senior Note, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether or not such Definitive Note is a Transfer Restricted Senior Note, written instructions from the Holder thereof directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global Note, the Trustee shall cancel such Definitive Note in accordance with Section
2.11 and cause, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, the aggregate principal amount of Senior Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                  (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Senior Note, the following additional information and documents (all of which may be submitted by facsimile):

                           (1) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                           (2) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                           (3) if such beneficial interest is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or
                                    (7) under the Securities Act pursuant
                                    to a private placement exemption from
                                    the registration requirements of the
                                    Securities Act (and based on an opinion
                                    of counsel if the Company so requests),
                                    a certification to that effect from
                                    such Holder (in substantially the form
                                    of Exhibit B hereto) and a
                                    certification from the applicable
                                    transferee (in substantially the form
                                    of Exhibit C hereto); or

                           (4) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto), the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                  (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver in accordance with the standard procedures of the Depository such Definitive Notes to the Persons in whose names such Senior Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

                  (i) the Depository for the Senior Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) The Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes and registered in such names as the Depository shall instruct the Trustee or the Company in writing.

          (g)     Legends.

                  (i) Except for any Transfer Restricted Senior Note sold or transferred (including any Transfer Restricted Senior Note represented by a Global
                           Note) as described in (ii) below, each Senior Note certificate evidencing Global Notes and Definitive Notes (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                           "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED
                           HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                           THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE
                           DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                           YOU MAY CONTACT DANIEL DRURY, THE CHIEF
                           FINANCIAL OFFICER OF THE ISSUER, AT OUR
                           EXECUTIVE OFFICES AT ARBORLAKE CENTRE, SUITE
                           550, 1751 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015, (847) 945-5591, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT."

                  (ii) Upon any sale or transfer of a Transfer Restricted Senior Note (including any Transfer Restricted Senior Note represented by a Global
                           Note) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company and the Registrar that no legend is required:

                           (1) in the case of any Transfer Restricted Senior Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Senior Note for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Senior Note; and

                           (2) in the case of any Transfer Restricted Senior Note represented by a Global Note, such Transfer Restricted Senior Note shall not be required to bear the legend set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Senior Note shall continue to be subject to the provisions of Section 2.06(c); provided, however, that with respect to any request for an exchange of a Transfer Restricted Senior Note that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction.

          (i)     General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.13, 4.14 and 9.05).

                  (iii) Neither the Company nor the Registrar shall be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes in accordance with this Indenture (including any increase in the aggregate principal amount of the Senior Notes represented by the Global Note pursuant to subsection (b) above) shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v) Company shall not be required to issue Senior Notes and the Registrar shall not be required to register the transfer of or to exchange Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under
                           Section 3.02 and ending at the close of business on the day of selection, or to register the transfer of or to exchange a Senior Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, premium, if any, accrued and unpaid interest, on such Senior Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02.

SECTION 2.07      REPLACEMENT SENIOR NOTES.

                  If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the Company's written order signed by two Officers, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If the Trustee or the Company requires it, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Senior Note. Every replacement Senior Note is an additional Obligation of the Company.

SECTION 2.08      OUTSTANDING SENIOR NOTES.

                  The Senior Notes outstanding at any time are all the Senior Notes the Trustee has authenticated except for those it has canceled, those delivered to it for cancellation, those representing reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

                  If a Senior Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Senior Note.

                  If the entire principal of, and premium, if any, and accrued interest on, any Senior Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it cease to accrue.

                  Subject to Section 2.09, a Senior Note does not cease to be outstanding because the Company or an Affiliate holds the Senior Note.

SECTION 2.09      TREASURY SENIOR NOTES.

                  In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Trust Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Senior Notes that the Company or an Affiliate offers to purchase or acquires pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Senior Notes passes to the Company or such Affiliate, as the case may be.

SECTION 2.10      TEMPORARY SENIOR NOTES.

                  Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Senior Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the Company's written order signed by two Officers which shall specify the amount of temporary Senior Notes to be authenticated and the date on which the temporary Senior Notes are to be authenticated, shall authenticate Definitive Notes and deliver them in exchange for temporary Senior Notes. Until such exchange, Holders of temporary Senior Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11      CANCELLATION.

                  The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Senior Notes called for redemption and all Senior Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Senior Notes and shall destroy all canceled Senior Notes (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to the Company unless by written order, signed by two Officers of the Company, the Company shall direct that canceled Senior Notes be returned to it. The Company may not issue new Senior Notes to replace any Senior Notes that have been canceled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or an Affiliate acquires any Senior Notes (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until such Senior Notes are delivered to the Trustee for cancellation.

SECTION 2.12      DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.01. The Company shall fix or cause to be fixed each such special record date and payment date. As early as practicable prior to the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

SECTION 2.13      RECORD DATE.

                  The record date for purposes of determining the identity of Holders of Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

SECTION 2.14      CUSIP NUMBER.

                  A "CUSIP" number shall be printed on the Senior Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                ARTICLE 3.

            OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE

SECTION 3.01      NOTICES TO TRUSTEE.

                  If the Company elects to redeem Senior Notes pursuant to
Section 3.07, it shall furnish to the Trustee, at least 40 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed by the Company to Holders, an Officers' Certificate stating that the Company has elected to redeem Senior Notes pursuant to Section 3.07, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Senior Notes to be redeemed, the redemption price for such Senior Notes and the amount of accrued and unpaid interest on such Senior Notes as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Senior Notes held by, each Holder.

                  If the Company is required to offer to purchase Senior Notes pursuant to Section 4.13 or 4.14, it shall furnish to the Trustee, at least 2 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount of Senior Notes the Company is offering to purchase pursuant to the Offer, the purchase price for such Senior Notes, and the amount of accrued and unpaid interest on such Senior Notes as of the Purchase Date.

                  The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

SECTION 3.02      SELECTION OF SENIOR NOTES TO BE REDEEMED OR PURCHASED.

                  If less than all outstanding Senior Notes are to be redeemed or if less than all Senior Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Senior Notes to be redeemed or accepted for payment pro rata (also on a pro rata basis with the holders of the Company's 10% Senior Secured Notes due 2007), by lot or by a method that complies with the requirements of any stock exchange on which the Senior Notes are listed and that the Trustee considers fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least 5 business days prior to the date notice of redemption is to be mailed, (i) select the Senior Notes to be redeemed from Senior Notes outstanding not previously called for redemption and (ii) notify the Company of the names of each Holder of Senior Notes selected for redemption, the principal amount of Senior Notes held by each such Holder and the principal amount of such Holder's Senior Notes that are to be redeemed. If less than all Senior Notes tendered pursuant to an Offer on the Purchase Date are to be accepted for payment, the Trustee shall select on or promptly after the Purchase Date the Senior Notes to be accepted for payment. The Trustee shall select for redemption or purchase Senior Notes or portions of Senior Notes in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Senior Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption or tendered pursuant to an Offer also apply to portions of Senior Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Senior Notes or portions of Senior Notes to be called for redemption or selected for purchase.

SECTION 3.03      NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of Senior Notes or portions thereof that are to be redeemed.

                  The notice shall identify the Senior Notes or portions thereof to be redeemed and shall state:

                           (1)      the redemption date;

                           (2)      the redemption price for the Senior
                                    Notes and separately stating the amount
                                    of unpaid and accrued interest on, such
                                    Senior Notes as of the date of
                                    redemption;

                           (3) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Notes to be redeemed and that, after the redemption date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion will be issued;

                           (4)      the name and address of the Paying Agent;

                           (5) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Senior Notes;

                           (6) that, unless the Company defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

                           (7) the paragraph of the Senior Notes pursuant to which the Senior Notes called for redemption are being redeemed; and

                           (8)      the CUSIP number; provided that no
                                    representation is made as to the
                                    correctness or accuracy of the CUSIP
                                    number listed in such notice and
                                    printed on the Senior Notes.

                  At the Company's request, the Trustee shall (at the Company's expense) give the notice of redemption in the Company's name at least 30 but not more than 60 days before a redemption; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that
(i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that the Company has elected to redeem Senior Notes pursuant to Section 3.07, and
(iv) sets forth the aggregate principal amount of Senior Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Senior Notes held by, each Holder.

SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Senior Notes called for redemption become due and payable on the redemption date at the price set forth in the Senior Note. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant record dates.

SECTION 3.05      DEPOSIT OF REDEMPTION PRICE.

                  On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

                  If the Company complies with the preceding paragraph, interest on the Senior Notes to be redeemed will cease to accrue on such Senior Notes on the applicable redemption date, whether or not such Senior Notes are presented for payment. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, interest from the redemption date until such principal, premium, interest is paid, at the rate of interest provided in the Senior Notes and Section 4.01.

SECTION 3.06      SENIOR NOTES REDEEMED IN PART.

                  Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and the Trustee, upon receipt of an authentication order shall authenticate for the Holder at the Company's expense a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07      OPTIONAL REDEMPTION PROVISIONS.

                  Senior Notes are redeemable, in whole or in part, at any time, at the option of the Company at the Make-Whole Price, together with all accrued and unpaid interest thereon, if any, to the Redemption Date.


SECTION 3.08      MANDATORY PURCHASE PROVISIONS.

          (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail a notice to each Holder at such Holder's registered address stating (i) that an offer ("Offer") is being made pursuant to Section 4.13 or Section 4.14, as the case may be, the length of time the Offer shall remain open and the maximum aggregate principal amount of Senior Notes that will be accepted for payment pursuant to such Offer; (ii) the purchase price for the Senior Notes (as set forth in Section 4.13 or Section 4.14, as the case may be), the amount of accrued and unpaid interest on, such Senior Notes as of the purchase date, and the purchase date (which shall be no earlier than 30 days and no later than 40 days from the date such notice is mailed (the "Purchase Date")); (iii) that any Senior Note not accepted for payment will continue to accrue interest;
(iv) that, unless the Company fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Senior Notes accepted for payment, interest shall cease to accrue on such Senior Notes after the Purchase Date; (v) that Holders electing to tender any Senior Note or portion thereof will be required to surrender their Senior Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to tender only a portion of any Senior Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Senior Notes, if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Note purchased; and
(vii) that Holders whose Senior Notes are accepted for payment in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of Senior Notes surrendered; provided that only Senior Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

          (b) On the Purchase Date for any Offer, the Company shall, to the extent required by this Indenture and such Offer, (i) in the case of an Offer resulting from a Change of Control, accept for payment all Senior Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from an Asset Sale, accept for payment the maximum principal amount of Senior Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sale Trigger Date, (ii) deposit with the Paying Agent the aggregate purchase price of all Senior Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Senior Notes as of the Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Senior Notes tendered pursuant to the Offer.

          (c) With respect to any Offer, if less than all of the Senior Notes tendered pursuant to an Offer are to be purchased by the Company, the Trustee shall select on the Purchase Date the Senior Notes or portions thereof to be accepted for payment pursuant to Section 3.02.

          (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail (or cause to be transferred by book entry) to each Holder of Senior Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Senior Notes, (ii) with respect to any tendered Senior Note not accepted for payment in whole or in part, the Trustee shall return such Senior Note to the Holder thereof, and (iii) with respect to any Senior Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Senior Note equal in principal amount to the unpurchased portion of the tendered Senior Note.

          (e) The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (f) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an Offer required to be made by the Company to repurchase the Senior Notes as a result of a Change of Control Trigger Date or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

          (g) With respect to any Offer, if the Company deposits prior to 10 a.m. New York City time with the Paying Agent on the Purchase Date an amount in available funds sufficient to purchase all Senior Notes accepted for payment, interest shall cease to accrue on such Senior Notes after the Purchase Date; provided, however, that if the Company fails to deposit such amount on the Purchase Date, interest shall continue to accrue on such Senior Notes until such deposit is made.

                                ARTICLE 4.

                                 COVENANTS

SECTION 4.01      PAYMENT OF SENIOR NOTES.

                  The Company shall pay the principal of, and premium, if any, and accrued and unpaid interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Holders of Senior Notes must surrender their Senior Notes to the Paying Agent to collect principal payments. Principal of, premium, if any, and accrued and unpaid interest, shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries), the Global Note Holder or each Holder that has specified an account, holds, as of 10:00 a.m. New York City time, money the Company deposited in immediately available funds designated for and sufficient to pay in cash all principal, premium, if any, and accrued and unpaid interest, then due; provided that, to the extent that the Holders have not specified accounts, such amounts shall be considered paid on the date due if the Company mails a check for such amounts on such date. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, accrued and unpaid interest, paid on the Senior Notes.

                  To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on (i) overdue principal and premium at the rate equal to 2% per annum in excess of the then applicable interest rate on the Senior Notes, compounded semiannually and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate as set forth in clause (i), compounded semiannually.

SECTION 4.02      SEC REPORTS.

          (a) The Parent shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Parent is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Parent shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Parent would have been required to include in such annual reports, information, documents or other reports if the Parent were subject to the requirements of Section 13 or 15(d) of the Exchange Act. Subsequent to the qualification of this Indenture under the TIA, if ever, the Parent and the Company also shall comply with the provisions of section 314(a) of the TIA.

          (b) If the Parent is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Parent shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports it furnishes to its stockholders generally to be filed with the Trustee and the Parent shall mail to the Holders at their addresses appearing in the register of Senior Notes maintained by the Registrar. If the Parent is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Parent shall cause its financial statements referred to in Section 4.02(a), including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of the Parent's fiscal years and within 60 days after the end of each of the first three fiscal quarters of each year. The Parent shall cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.05. As of the date hereof, the Parent's fiscal year ends on December 31.

          (c)     If the Parent is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, for so long as any Senior Notes remain outstanding, the Parent shall furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03      COMPLIANCE CERTIFICATE.

                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company has taken or proposes to take with respect thereto) and that, to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and accrued and unpaid interest on, the Senior Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.01, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 or 4.16 or of Article 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
                  The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04      STAY, EXTENSION AND USURY LAWS.

                  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.05      LIMITATION ON RESTRICTED PAYMENTS.

          (a) Neither the Parent nor the Company shall, and they shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Parent's, the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Capital Stock or other Equity Interests (other than Disqualified Stock) of the Parent, the Company or a Restricted Subsidiary and other than dividends or distributions payable by a Restricted Subsidiary to another Restricted Subsidiary or to the Company or to the Parent); (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Parent, the Company or any of its Restricted Subsidiaries (other than any such Equity Interest purchased from the Parent, the Company or any Restricted Subsidiary for fair market value (as determined by the Board of Directors in good faith); (iii) voluntarily prepay Subordinated Indebtedness or the Parent or the Company, whether any such Subordinated Indebtedness is outstanding on, or issued after, the date of original issuance of the Senior Notes except as specifically permitted by the covenants of this Indenture; (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions, acquisitions, retirements, prepayments and Restricted Investments, being collectively referred to as "Restricted Payments"), if, at the time of such Restricted
Payment:

                  (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, or

                  (ii) immediately after such Restricted Payment and after giving effect thereto on a Pro Forma basis, the Company shall not be able to issue $1.00 of additional Indebtedness pursuant to
                           Section 4.07(a), or

                  (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of original issuance of the Series D Senior Notes, without duplication, exceeds the sum of (1) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a sale or disposition of a Restricted Investment) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the date of original issuance of the Series D Senior Notes and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment, plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company from the issue or sale of Capital Stock or other Equity Interests of the Company subsequent to the date of original issuance of the Series D Senior Notes (other than (x) Capital Stock or other Equity Interests issued or sold to the Parent or a Restricted Subsidiary and (y) the issuance or sale of Disqualified Stock), plus (3)

                           $5,000,000, plus (4) the amount by which the principal amount of and any accrued interest on either (x) Senior Indebtedness of the Company or
                           (y) any Indebtedness of any Restricted
                           Subsidiary is reduced on the Company's
                           consolidated balance sheet upon the conversion or exchange other than by a Restricted Subsidiary subsequent to the date of original issuance of the Series D Senior Notes of any Indebtedness of the Company or any Restricted Subsidiary (not held by the Company or any Restricted Subsidiary) for Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiaries (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to Persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange), plus (5) if any Non-Restricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the deemed Restricted Payment resulting therefrom and determined in accordance with the second sentence of Section 4.16; provided, however, that for purposes of this clause (5), the value of any redesignated Non-Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to Section 4.05(b)(iii).

          (b) Notwithstanding Section 4.05(a), the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would comply with all the provisions hereof (including, but not limited to, this Section 4.05); (ii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $20,000,000 after the date of original issuance of the Series D Senior Notes (it being understood that if any Restricted Investment after the date of original issuance of the Series D Senior Notes pursuant to this Section 4.05(b)(ii) is sold, transferred or otherwise conveyed to any Person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this Section 4.05(b)(ii), so that up to $20,000,000 of Restricted Investments may be outstanding under this Section 4.05(b)(ii) at any given time; provided that any Restricted Investment in a Restricted Subsidiary made pursuant to this Section 4.05(b)(ii) is made for fair market value (as determined by the Board of Directors in good faith); (iii) the repurchase, redemption, retirement or acquisition of the Parent's or the Company's stock from the executives, management, employees or consultants of the Parent, the Company or its Subsidiaries pursuant to the terms of any subscription, stockholder or other agreement or plan, up to an aggregate amount not to exceed $5,000,000; (iv) any loans, advances, distributions or payments from the Parent or the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company, the Parent or to another Restricted Subsidiary, in each case pursuant to intercompany Indebtedness, intercompany management agreements and other intercompany agreements and obligations; (v) the purchase, redemption, retirement or other acquisition of (A) any Senior Indebtedness of the Company or the Parent or any Indebtedness of a Restricted Subsidiaries required by its terms to be purchased, redeemed, retired or acquired with the net proceeds from asset sales (as defined in the instrument evidencing such Senior Indebtedness or Indebtedness) or upon a change of control (as defined in the instrument evidencing such Senior Indebtedness or Indebtedness) and (B) the Senior Notes pursuant to Sections 4.13 and 4.14; (vi) to the extent constituting Restricted Payments, payments under the Jordan Agreements; (vii) the redemption, repurchase, retirement or the acquisition of any Capital Stock or other Equity Interests of the Parent, the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or the Parent) of other Capital Stock or other Equity Interests of the Parent, the Company or any Restricted Subsidiary (other than any Disqualified Stock); provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from this Section 4.05(a)(iv)(c)(1) and
(c)(2); (viii) the defeasance, redemption or repurchase of pari passu or Subordinated Indebtedness with the net cash proceeds from an issuance of permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company or the Parent) of Capital Stock or other Equity Interests of the Parent, the Company or of a Restricted Subsidiary (other than Disqualified Stock); provided that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from this Section 4.05(a)(iv)(c)(1) and (c)(2); (ix) payments of fees, expenses and indemnities in respect of the Company's and its Subsidiaries' directors and such payments to Parent (and its parent companies) in respect of their directors, provided that the aggregate amount of such fees payable to all such directors does not exceed $250,000 in any fiscal year; (x) payments in respect of the Junior Seller Notes, (xi) payments in connection with the Offering; (xii) payments in respect of interest under the Series D Senior Notes of the Parent and payments in respect of interest on any other Indebtedness of the Parent permitted to be outstanding in accordance with this Indenture in each case, as long as (A) no Default or Event of Default has occurred and is continuing, (B) such payment is made not more than two Business Days prior to the time such interest payment is due, (C) the Company could issue at least $1 of additional Indebtedness pursuant to the first sentence of the first paragraph of Section 4.07, and (D) the Parent uses such amounts for the payment of such interest; (xiii) Restricted Investments made or received in connection with the sale, transfer or disposition of any business, properties or assets of the Parent, the Company or any Restricted Subsidiary, provided, that if such sale, transfer or disposition constitutes an Asset Sale, the Company complies with Section 4.14; (xiv) any Restricted Investment constituting securities or instruments of a Person issued in exchange for trade or other claims against such Person in connection with a financial reorganization or restructuring of such Person; and (xv) any Restricted Investment constituting an equity investment in a Receivables Subsidiary.

SECTION 4.06      CORPORATE EXISTENCE.

                  Subject to Section 4.14 and Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

          (a) Neither the Parent nor the Company shall, and they shall not permit any Restricted Subsidiary to, issue (1) any Indebtedness (other than the Indebtedness represented by the Senior Notes) or (2) any Disqualified Stock; provided, that (A) the Parent and the Company shall be permitted to issue such Indebtedness or such Disqualified Stock and (B) a Restricted Subsidiary shall be permitted to issue such Indebtedness if the Parent's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least 2.00 to 1 determined on a Pro Forma basis (including, for this purpose, any other Indebtedness incurred since the end of the applicable four quarter period) as if such additional Indebtedness and any other Indebtedness issued since the end of such four-quarter period had been issued at the beginning of such four-quarter period.

          (b)     Section 4.07(a) shall not apply to the issuance of
(i) Indebtedness of the Company and/or its Restricted Subsidiaries as measured on such date of issuance in an aggregate principal amount outstanding on any such date of issuance not exceeding the greater of (A) $75,000,000 aggregate principal amount pursuant to the Credit Facility and
(B) an aggregate principal amount up to the sum of (1) 85% of the book value of the Receivables of the Company and its Restricted Subsidiaries on a consolidated basis and (2) 65% of the book value of the inventories of the Company and its Restricted Subsidiaries on a consolidated basis; provided that the aggregate principal amount of Indebtedness outstanding under this clause (i) together with the aggregate principal amount of Indebtedness outstanding under clause (iv) below shall not exceed $100.0 million in aggregate principal amount at any one time outstanding; (ii) Indebtedness of the Parent, the Company and its Restricted Subsidiaries pursuant to any Receivables Financing; (iii) Indebtedness of the Parent, the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to (A) their properties, assets and rights as of the date of original issuance of the Senior Notes or (B) their properties, assets and rights acquired after the date of original issuance of the Senior Notes, provided that the aggregate principal amount of such Indebtedness under this Section 4.07(b)(iii)(B) does not exceed 100% of the cost of such properties, assets and rights; (iv) additional Indebtedness of the Parent, the Company and its Restricted Subsidiaries in an aggregate principal amount up to $25,000,000 (all or any portion of which may be issued as additional Indebtedness under the Credit Facility); provided that the aggregate principal amount of Indebtedness outstanding under this clause (iv) together with the aggregate principal amount of Indebtedness outstanding under clause (i) above shall not exceed $100.0 million in aggregate principal amount at any one time outstanding; and (v) Other Permitted Indebtedness.

          (c) Notwithstanding Sections 4.07(a) and (b), no Restricted Subsidiary shall under any circumstances issue a guarantee of any Indebtedness of the Company except for guarantees issued by Restricted Subsidiaries pursuant to Section 4.15, provided, however, that the foregoing will not limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

SECTION 4.08      LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) Except as otherwise set forth herein, neither the Parent, the Company nor any Restricted Subsidiary shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan, an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Parent, the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

          (b) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5,000,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors of the Company in good faith), unless the Company delivers to the Trustee: (i) a resolution of the Board of Directors stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Indenture; and (ii)(A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) or (B) above, a written certification from a nationally recognized professional experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (c) Notwithstanding Sections 4.08(a) and (b), this Section 4.08 shall not apply to (i) transactions between the Company, the Parent or any Guarantor Subsidiary or between Guarantor Subsidiaries; (ii) payments under the Jordan Agreements; (iii) any other payments or transactions permitted pursuant to Section 4.05; (iv) reasonable compensation paid to officers, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or executives; (v) transactions in connection with a Receivables Financing; or (vi) payments and transactions in connection with the Offering.

SECTION 4.09      LIMITATION ON LIENS.

                  Neither the Parent nor the Company shall, and they shall not permit any Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on its properties or assets, the Parent, the Company and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Senior Notes are equally and ratably secured, subject to the Intercreditor Agreement.

SECTION 4.10      COMPLIANCE WITH LAWS, TAXES.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except those contested in good faith by appropriate proceedings.

SECTION 4.11      LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                  RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary; (ii) make loans or advances to the Company; or (iii) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of
(A) applicable law; (B) Indebtedness permitted (1) under Section 4.07(a),
(2) under Sections 4.07(b)(i), (ii), (iii) and (iv) and clauses (i), (v),
(vi), (vii), (ix), (x), (xi) and (xv) of the definition of Other Permitted Indebtedness, or (3) by agreements and transactions permitted under Section 4.05; (C) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary; (D) customary provisions of any franchise, distribution or similar agreement; (E) any instrument governing Indebtedness or any other encumbrance or restriction of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (F) Indebtedness or other agreements existing on the date of original issuance of the Senior Notes; (G) any Refinancing Indebtedness of Indebtedness described in Section 4.07(b) and clauses (i), (v), (vi), (vii), (ix), (x),
(xi) and (xv) of the definition of Other Permitted Indebtedness; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the Holders of Senior Notes than the encumbrances and restrictions in the refinanced Indebtedness; (H) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary; (I) the terms of any Indebtedness of the Company incurred in connection with
Section 4.07, provided that the terms of such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted

Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is otherwise permitted by this
Section 4.11; and (J) the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired.

          (b) Nothing contained in this Section 4.11 shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that are subject to Permitted Liens.

SECTION 4.12      MAINTENANCE OF OFFICE OR AGENCIES.

                  The Company shall maintain in the Borough of Manhattan, the City of New York an office or an agency (which may be an office of any Agent) where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                  The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee located at U.S. Bank National Association, New York Regional Office, 100 Wall Street, Suite 1600, New York, New York, 10005, as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.13      CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Senior Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to an Offer at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of purchase. Although the failure of the Company to purchase all Senior Notes tendered in such an Offer shall be a Default, if the Company is unable to purchase all Senior Notes tendered in such an Offer, the Company shall nevertheless purchase the maximum principal amount of Senior Notes that it is able to purchase at that time.

          (b)     Prior to the mailing of the notice referred to in
Section 3.08(a), but in any event within 30 days following any Change of Control Trigger Date, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all such other Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facility and all such other Senior Indebtedness to permit the repurchase of the Senior Notes as provided in Section 3.08(b). The Company shall first comply with Section 4.13(b)(ii) before it shall be required to repurchase Senior Notes pursuant to the provisions in Section 3.08. The Company's failure to comply with this Section 4.13(b) shall constitute an Event of Default described in clause (ii) and not in clause (iii) under Section 6.01(a)

          (c) In the event of a Change of Control, the Company shall not offer to purchase or redeem any Subordinated Indebtedness required or entitled by its terms to be redeemed or purchased until the Change of Control Offer for the Senior Notes has been consummated and all Senior Notes tendered pursuant to such Offer have been accepted for payment.

SECTION 4.14      LIMITATION ON ASSET SALES.

          (a) Neither the Company nor the Parent shall, and they shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $2,500,000 unless at least 75% of the Net Proceeds from such Asset Sale are applied (in any manner otherwise permitted by this Indenture) to one or more of the following purposes in such combination as the Company shall elect: (i) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at the time of the Asset Sale; provided that such investment occurs on or prior to the 365th day following the date of such Asset Sale (the "Asset Sale Disposition Date"), (ii) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking, (iii) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness of the Company or Indebtedness of the Company's Restricted Subsidiaries on or prior to the 365th day following the Asset Sale Disposition Date, (iv) an Offer (as defined in the Series D Indenture) relating to the Series D Senior Notes or (iv) an Offer expiring on or prior to the Purchase Date.

          (b) Neither the Company nor the Parent shall, and they shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless at least 75% of the consideration thereof received by the Parent, the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or marketable securities; provided that, solely for purposes of calculating such 75% of the consideration, the amount of (i) any liabilities (as shown on the Parent's, the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Parent, the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets and (ii) any notes or other obligations received by the Parent, the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Parent, the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash and cash equivalents for purposes of this provision. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in Section 4.14(a) shall constitute "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000 (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer to all Holders of Senior Notes to purchase the maximum principal amount of the Senior Notes then outstanding (on a pro rata basis with the holders of the Company's 10% Senior Secured Notes due 2007) that may be purchased out of Excess Proceeds that remain upon completion of the Excess Proceeds offer required under the Series D Indenture, at an offer price in cash in an amount equal to 100% of principal amount thereof plus any accrued and unpaid interest to the Purchase Date in accordance with the procedures set forth in this Indenture. The Company's failure to comply with this Section 4.14(c) shall constitute an Event of Default described in clause (ii) and not in clause (iii) under Section 6.01(a).

          (d) To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes.

          (e) If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis.

          (f) Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          (g) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied pursuant to this Section 4.14, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. The Company shall promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is not prohibited under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such Asset Sale have occurred on the date of repatriation.

SECTION 4.15 LIMITATION ON GUARANTEES OF COMPANY INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

          (a) The Company shall not permit any Restricted Subsidiary or the Parent, directly or indirectly, to guarantee any Indebtedness of the Company other than the Senior Notes (the "Other Company Indebtedness") unless (i) such Restricted Subsidiary or the Parent contemporaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Senior Notes then outstanding by such Restricted Subsidiary or the Parent, subject to the Intercreditor Agreement and otherwise to the same extent as the guarantee of payment (the "Other Company Indebtedness Guarantee") of the Other Company Indebtedness (including waiver of subrogation, if any) and (ii) if the Other Company

Indebtedness guaranteed by such Restricted Subsidiary or the Parent is (A) Senior Indebtedness, the guarantee for the Senior Notes shall be pari passu in right of payment with the Other Company Indebtedness Guarantee and (B) Subordinated Indebtedness, the guarantee for the Senior Notes shall be senior in right of payment to the Other Company Indebtedness Guarantee; provided that the foregoing will not limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

          (b) Each guarantee of the Senior Notes created by a Restricted Subsidiary or the Parent pursuant to Section 4.15(a) shall be in form and substance reasonably satisfactory to the Trustee and shall be delivered to the Trustee and shall provide, among other things, that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer that complies with the terms of this Indenture of (A) all of the Company's Capital Stock in such Restricted Subsidiary or
(B) the sale of all or substantially all of the assets of the Restricted Subsidiary or (ii) the release or discharge of the Other Company Indebtedness Guarantee that resulted in the creation of such guarantee of the Senior Notes, except a discharge or release by or as a result of direct payment under such Other Company Indebtedness Guarantee.

SECTION 4.16      DESIGNATION OF RESTRICTED AND NON-RESTRICTED SUBSIDIARIES.

          (a) From and after the date of original issuance of the Senior Notes, either the Parent or the Company may designate any existing or newly formed or acquired Subsidiary as a Non-Restricted Subsidiary, provided that
(i) either (A) the Subsidiary to be so designated has total assets of $1,000,000 or less or (B) immediately before and after giving effect to such designation on a Pro Forma Basis; (1) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.07(a) determined on a Pro Forma Basis; and (2) no Default or Event of Default shall have occurred and be continuing, and (ii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to
Section 4.08. Any Investment made by the Company or any Restricted Subsidiary which is redesignated from a Restricted Subsidiary to a Non-Restricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated a Non-Restricted Subsidiary in the amount of the greater of (i) the fair market value (as determined by the Board of Directors of the Company in good faith) of the Equity Interests of such Subsidiary held by the Company and its Restricted Subsidiaries on such date, and (ii) the amount of the Investments determined in accordance with GAAP made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

          (b) A Non-Restricted Subsidiary may be redesignated as a Restricted Subsidiary. The Company shall not, and shall not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of a Non-Restricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving effect to such action, transaction or series of transactions on a Pro Forma Basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a) and (ii) no Default or Event of Default shall have occurred and be continuing.

          (c) The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation is required to be made by a resolution adopted by a majority of the Board of Directors of the Company stating that the Board of Directors has made such designation in accordance with this Indenture, and the Company is required to deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with this Indenture. Such designation shall be effective as of the date specified in the applicable resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

SECTION 4.17      LIMITATION ON ISSUANCE OF PREFERRED EQUITY INTERESTS.

                  No Restricted Subsidiary shall issue any preferred Equity Interests to any Person other than the Parent, the Company or another Restricted Subsidiary.

                                ARTICLE 5.

                                SUCCESSORS

SECTION 5.01      MERGER OR CONSOLIDATION.

          (a) The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (any such consolidation, merger or sale being a "Disposition") unless (i) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Indenture and the Senior Notes; (iii) immediately after such Disposition, no Default or Event of Default shall exist; and (iv) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall (A) have Consolidated Net Worth (immediately after the Disposition but prior to giving any pro forma effect to purchase accounting adjustments or Restructuring Charges resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition, (B) be permitted immediately after the Disposition by the terms of this Indenture to issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis, and (C) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period. The limitations in this Section 5.01(a) on the Company's ability to make a Disposition do not restrict the Company's ability to sell less than all or substantially all of its assets, such sales being governed by Section 4.14.

          (b) The Parent shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (any such consolidation, merger or sale being a "Parent Disposition") unless (i) the successor corporation of such Parent Disposition or the corporation to which such Parent Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the successor corporation of such Parent Disposition or the corporation to which such Parent Disposition shall have been made expressly assumes the Obligations of the Parent, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Indenture and the Senior Notes; (iii) immediately after such Parent Disposition, no Default or Event of Default shall exist; and (iv) the corporation formed by or surviving any such Parent Disposition, or the corporation to which such Parent Disposition shall have been made, shall (A) have Consolidated Net Worth (immediately after the Parent Disposition but prior to giving any pro forma effect to purchase accounting adjustments or Restructuring Charges resulting from the Parent Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Parent Disposition, (B) be permitted immediately after the Parent Disposition by the terms of this Indenture to issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis, and (C) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Parent for such four quarter period. The limitations in this Section 5.01(b) on the Parent's ability to make a Disposition do not restrict the Parent's ability to sell less than all or substantially all of its assets, such sales being governed by Section 4.14.

          (c) Prior to the consummation of any proposed Disposition or Parent Disposition, the Company or the Parent, as applicable, shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Disposition or Parent Disposition and such supplemental indenture comply with this Indenture.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any Disposition, the Successor Corporation resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein; provided, however, that neither the Company nor any Successor Corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, the Senior Notes.

                                ARTICLE 6.

                           DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

          (a)     An Event of Default is:

                  (i) a default for 30 days in payment of interest on the Senior Notes;

                  (ii) a default in payment when due of principal or premium, if any, with respect to, the Senior Notes;

                  (iii) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Senior Notes outstanding or the Security Documents and the Default continues for the period, if applicable, and after the notice specified in
                           Section 6.01(b) (except for failure to comply with Sections 3.5.1 and 3.5.3 of the Security Agreement for which the 30-day period specified in the Section 6.01(b) shall be 10 days);



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

                  (iv) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (A) either (1) such default results from the failure to pay principal of or interest on any such Indebtedness at or after the final maturity thereof (after giving effect to any extensions thereof) and such default continues for 30 days beyond any applicable grace period or (2) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon at final maturity, or because of the acceleration of the maturity thereof, aggregates in excess of $10,000,000;

                  (v) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $10,000,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry;

                  (vi) any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Company or any Guarantor shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than as a result of any action or inaction by the Trustee or any Holder);

                  (vii) in existence when the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (1)      commences a voluntary case,

                           (2) consents to the entry of an order for relief against it in an involuntary case,

                           (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (4) makes a general assignment for the benefit of its creditors; and



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

                  (viii)   in existence when a court of competent
                           jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (1) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                           (2) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                           (3) orders the liquidation of the Company or any Significant Subsidiary,

and any such order or decree remains unstayed and in effect for 60 days.

          (b) A Default or Event of Default under Section 6.01(a)(iii) (other than an Event of Default arising under Section 5.01 which shall be an Event of Default with the notice but without the passage of time specified in this Section 6.01(b)) is not an Event of Default under this Indenture until the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."

          (c)     In the case of any Event of Default pursuant to
Section 6.01(a) or Section 6.01(b) occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have to pay if the Company then had elected to redeem the Senior Notes pursuant to paragraph 5 of the Senior Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything contained in this Indenture or in the Senior Notes to the contrary notwithstanding.

          (d) The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

SECTION 6.02      ACCELERATION.

          (a) Upon the occurrence of an Event of Default (other than an Event of Default under Section 6.01(a)(vii) or (viii)), the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all Senior Notes (i) to be due and payable immediately and, upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Senior Notes shall be due and payable immediately; or (ii) if there are any amounts outstanding under the Credit Facility, to be due and payable immediately upon the first to occur of (A) an acceleration under the Credit Facility or (B) five business days after receipt by the Company and the Representative under the Credit Facility of such notice of acceleration but only if such Event of Default is then continuing; provided, however, that if an Event of Default arises under Section 6.01(a)(vii) or (viii), the principal of, premium, if any, and any accrued and unpaid interest on, all Senior Notes, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Senior Notes.

          (b) The holders of a majority in principal amount of the Senior Notes then outstanding, by notice to the Trustee, may rescind any declaration of acceleration of such Senior Notes and its consequences (if the rescission would not conflict with any judgment or decree) if all existing Events of Default (other than the nonpayment of principal of or interest on such Senior Notes that shall have become due by such declaration) shall have been cured or waived.

          (c) If there has been a declaration of acceleration of the Senior Notes because an Event of Default under Section 6.01(a)(iv) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in
Section 6.01(a)(iv) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal, premium or interest that shall have become due solely because of the acceleration, have been cured or waived, and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above.

SECTION 6.03      OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or any accrued and unpaid interest on, the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS.

                  The holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of all Holders of Senior Notes waive any existing Default or Event of Default under this Indenture and its consequences, except a continuing Default in the payment of the principal of, premium, if any, and interest on, such Senior Notes, which may only be waived with the consent of each Holder of Senior Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.



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

SECTION 6.05      CONTROL BY MAJORITY.

                  Subject to Section 7.01(e), the Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.


SECTION 6.06      LIMITATION ON SUITS.

                  A Holder may pursue a remedy with respect to this Indenture or the Senior Notes only if (i) the Holder gives to the Trustee notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  Holders of the Senior Notes may not enforce this Indenture, except as provided herein.

SECTION 6.07      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and any accrued and unpaid interest on, a Senior Note, on or after a respective due date expressed in the Senior Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a)(i) or
(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium and interest remaining unpaid on the Senior Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Insolvency or Liquidation Proceeding.

SECTION 6.10      PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:   to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Senior Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11      UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                                ARTICLE 7.

                                 TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE.

          (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)     Except during the continuance of an Event of Default:

                  (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's and the Security Document's requirements.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of
                           Section 7.01(b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

          (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with the Company. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

          (g) The Trustee is hereby authorized and directed to enter into the Intercreditor Agreement upon execution thereof by the other parties thereto.

SECTION 7.02      RIGHTS OF TRUSTEE.

          (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be obligated to investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting under this Indenture, it may reasonably require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take, except to the extent that such action or omission to act constitutes negligence or willful misconduct on the part of the Trustee.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

          (f) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a)(i), 6.01(a)(ii) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04      TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or for any money paid to the Company or upon the Company's direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document furnished or issued in connection with the sale of the Senior Notes or pursuant to this Indenture, other than its certificate of authentication.

SECTION 7.05      NOTICE TO HOLDERS OF DEFAULTS AND EVENTS OF DEFAULT.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Senior Note (including any failure to redeem Senior Notes called for redemption or any failure to purchase Senior Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the Holders' interests.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15 beginning with May 15, 2003, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each national securities exchange on which the Senior Notes are listed. The Company shall notify the Trustee when the Senior Notes are listed on any national securities exchange.

SECTION 7.07      COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances, fees and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company's Obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs which is solely attributable to its negligence or bad faith.

                  To secure the Company's payment of its Obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property the Trustee holds or collects. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (viii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.

SECTION 7.08      REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a)     the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)     the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, provided that the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace any successor Trustee appointed by the Company. Any Trustee that resigns or is removed hereunder shall also resign or be removed under the Security Documents and if and when a successor Trustee replaces the Trustee appointed hereunder, such successor Trustee shall also replace the Trustee under the Security Documents.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to being replaced.

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

                  The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $80,000,000 as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to section 310(b) of the TIA.

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                  The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                ARTICLE 8.

                           DISCHARGE OF INDENTURE

SECTION 8.01      DISCHARGE OF LIABILITY ON SENIOR NOTES; DEFEASANCE.

          (a) When (i) the Company delivers to the Trustee all outstanding Senior Notes (other than Senior Notes replaced pursuant to Section 2.07) for cancellation, or (ii) all outstanding Senior Notes have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Senior Notes, including interest, premium thereon (other than Senior Notes replaced pursuant to Section 2.07), and if in either case the Company, the Parent or the Guarantor Subsidiaries pays all other sums payable under this Indenture by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect.

          (b) Subject to Sections 8.01(c), 8.02, and 8.06, each of the Company, the Parent and the Subsidiary Guarantors at any time may terminate
(i) all of their respective obligations under the Senior Notes and this Indenture ("legal defeasance option") or (ii) their respective obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13,
4.14, 4.15, 4.16 and 4.17, and the operation of Sections 5.01(a)(iii), 5.01(a)(iv), or 6.01(a)(iii) through (a)(vi) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Notes shall not be accelerated because of an Event of Default specified in 6.01(a)(iii) through (a)(vi) or because of the Company's failure to comply with Section 5.01(a)(iii) and 5.01(a)(iv).

                  Upon satisfaction of the conditions set forth herein and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07,
7.08, 8.04, 8.05 and 8.06, and the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive until the Senior Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and
8.05 and the Company's, the Trustee's and the Paying Agent's obligations in
Section 8.04 shall survive.



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SECTION 8.02      CONDITIONS TO DEFEASANCE.

                  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                           (1) the Company irrevocably deposits in trust the "defeasance trust") with the Trustee money or U.S. Government Obligations sufficient for the payment in full of the principal of, premium, if any, and any accrued and unpaid interest on, the Senior Notes then outstanding, as of the maturity date, the redemption date or the Purchase Date, as the case may be;

                           (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or investment bankers expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay when due principal of, premium, if any, and any accrued and unpaid interest on, all the Senior Notes to maturity or redemption, as the case may be;

                           (3) since the Company's irrevocable deposit provided for in Section 8.02(1), 91 days have passed;

                           (4) no Default has occurred and is continuing on the date of such deposit and after giving effect to it;

                           (5) the deposit does not constitute a default under any other agreement binding on the Company;

                           (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

                            (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
                                    (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

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                           (8)      in the case of the covenant defeasance
                                    option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law); and

                           (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Notes contemplated by this
                                    Article 8 have been satisfied.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Senior Notes at a future date in accordance with Article 3.

SECTION 8.03      APPLICATION OF TRUST MONEY.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and any accrued and unpaid interest on, the Senior Notes.

SECTION 8.04      REPAYMENT TO THE COMPANY.

                  After the Senior Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities they hold.

                  The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money they hold for the payment of principal, premium or interest that remains unclaimed for 1 year after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York (including, without limitation, The Wall Street Journal). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.




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SECTION 8.05      INDEMNITY FOR GOVERNMENT OBLIGATIONS.

                  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06      REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, premium, if any, and any accrued and unpaid interest on, any Senior Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations the Trustee or Paying Agent holds.

                                 ARTICLE 9.

                                 AMENDMENTS

SECTION 9.01      AMENDMENTS AND SUPPLEMENTS PERMITTED WITHOUT CONSENT OF
                  HOLDERS.

                  Notwithstanding Section 9.02, the Company, the Parent, the Guarantor Subsidiaries and the Trustee may amend or supplement this Indenture or the Senior Notes without the consent of any Holder (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; (c) to provide for the assumption by a Successor Corporation of the Company's Obligations to the Holders in the event of a Disposition pursuant to
Article 5; (d) to comply with SEC's requirements to effect or maintain the qualification of this Indenture under the TIA; (e) to provide for additional Guarantees with respect to the Senior Notes; or (f) to make any change that does not materially adversely affect any Holder's legal rights under this Indenture.

                  Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT OF HOLDERS.

                  Subject to Section 6.07, the Company, the Parent, the Guarantor Subsidiaries and the Trustee may amend or supplement this Indenture or the Senior Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes). Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes) may also waive any existing Default or Event of Default (other than a payment Default) and its consequences or compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes.

                  Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not (1) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest, including default interest as set forth in Section 4.01, on any Senior Note or alter the redemption or purchase provisions with respect thereto or the price at which the Company is required to offer to purchase any Senior Note; (3) reduce the principal of or change the fixed maturity of any Senior Note; (4) make any Senior Note payable in money other than that stated in the Senior Note; (5) make any change in
Section 6.04 or 6.07 or in this sentence of this Section 9.02; or (6) waive a default in the payment of the principal of, or premium, if any, or any accrued and unpaid interest on, or redemption or purchase payment with respect to, any Senior Note (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration).



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SECTION 9.03      COMPLIANCE WITH TIA.

                  Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.



SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same Indebtedness as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Senior Note or portion of a Senior Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Senior Notes have consented to the amendment or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Senior Notes entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Senior Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Senior Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Senior Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

                  After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of Section 9.02. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Senior Note that evidences the same debt as the consenting Holder's Senior Note.

SECTION 9.05      NOTATION ON OR EXCHANGE OF SENIOR NOTES.

                  The Trustee may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE PROTECTED.

                  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying


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upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                ARTICLE 10.

                   COLLATERAL AND SECURITY AND GUARANTEES

SECTION 10.01     COLLATERAL DOCUMENTS.

                  The due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, shall be secured as provided in the Security Documents.

                  The Company shall, and shall cause the Parent and each of the Guarantor Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall, and shall cause the Parent and each Guarantor Subsidiary to, take, upon request of the Trustee, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations under this Indenture, the Senior Notes and the Security Documents, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior and prior to the rights of all third Persons, and subject to no other Liens, other than provided herein or therein; provided that the Trustee's Lien shall be subordinate and junior in priority to the Liens of the Representative and the other lenders under the Credit Facility pursuant to the terms of the Intercreditor Agreement and the other Security Documents.

SECTION 10.02     ADDITIONAL COLLATERAL.

                  The Company shall, and shall cause the Parent and each Guarantor Subsidiary to, grant to the Trustee a valid security interest in substantially all of the property and assets of the Company, the Parent and the Guarantor Subsidiaries, other than the Excluded Assets, and to execute and deliver all documents and opinions and to take all action necessary or desirable to perfect and protect such a security interest in favor of the Trustee, subject only to the Liens of the Representative and the other lenders under the Credit Facility and subject to Permitted Liens.

SECTION 10.03     RELEASE OF COLLATERAL.

         (a) Collateral shall be released from the Liens created by the Security Documents from time to time at the sole cost and expense of the
Company:

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                 (i)       upon payment in full of the Senior Notes and all
                           other Obligations under this Indenture, the Senior Notes and the Security Documents then due and owing,

                 (ii) unless an Event of Default shall have occurred and be continuing, upon the (A) sale or other disposition of such Collateral pursuant to an Asset Sale made in accordance with Section 4.14 hereof, (B) sale or other disposition of such Collateral that falls under one of the exceptions to the definition of Asset Sale, or (C) transfer or exchange of such Collateral in the ordinary course of business,

                  (iii) upon the written consent of the Holders of not less than two-thirds of the aggregate principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes),

                  (iv) as required pursuant to the terms of the Intercreditor Agreement or any other Security Document, or

                  (v)      upon a Legal Defeasance;

provided, that the Trustee shall not release any Lien on any Collateral unless and until it shall have received an Officers' Certificate. Upon compliance with the above, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

         (b) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

SECTION 10.04 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

                  Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company, the Parent and the Guarantor Subsidiaries hereunder and under the Senior Notes, and the Security Documents. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral.

SECTION 10.05     PARENT GUARANTEE.

                  Subject to the provisions of this Article 10, Parent hereby fully and unconditionally guarantees, to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Senior Notes or the obligations of the Company under this Indenture or the Senior Notes, that: (i) the principal of, premium (if any) and interest on the Senior Notes will be paid in full when due, whether at maturity by acceleration or otherwise, and interest on the overdue principal and premium (if any) and (to the extent permitted by law)interest on the Senior Notes will be promptly paid in full; (ii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Senior Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Senior Notes; and (iii) in case of any extension of time in payment or renewal of any Senior Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders or the Trustee, for whatever reason, Parent will be obligated to pay, or to perform or cause the performance of, the same before such failure becomes an Event of Default. Parent agrees that this is a guarantee of payment not a guarantee of collection.

                  Parent hereby agrees that its obligations with regard to this Parent Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Senior Notes or the obligations of the Company under this Indenture or the Senior Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Parent further, to the extent permitted by law, hereby waives (a) demand, protest and notice of any kind, (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of the Trustee, the Holders or the Company (each a "Benefitted Party") to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person, (c) notice of the existence, creation or incurring of any new or additional Debt or obligation, (d) any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111(b)(2) or (g) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. Parent hereby covenants that its Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes, the Parent Guarantee and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or Parent, or any custodian acting in relation to either the Company or Parent, any amount paid by the Company or Parent to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Parent agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Parent agrees that, as between it, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 10 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 10 hereof, such obligations
(whether or not due and payable) shall forthwith become due and payable by Parent for the purpose of its Parent Guarantee.

                  Parent hereby agrees that by virtue of Parent's execution and delivery of this Indenture, Parent shall be deemed to have signed on each Senior Note issued hereunder the notation of the Parent Guarantee set forth on the forms of the Senior Note attached hereto as Exhibit A and Exhibit B.

SECTION 10.06     LIMITATION ON PARENTS LIABILITY.

                  Parent acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture. Parent and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Parent Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to the Parent Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of Parent under the Parent Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of Parent that are relevant under such laws, result in the obligations of Parent in respect of such maximum amount not constituting a fraudulent conveyance.

SECTION 10.07     SUBSIDIARY GUARANTEES.

                  Subject to the provisions of this Article 10, each Guarantor Subsidiary hereby fully and unconditionally guarantees, jointly and severally, to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Senior Notes or the obligations of the Company under this Indenture or the Senior Notes, that: (i) the principal of, premium (if any) and interest on the Senior Notes will be paid in full when due, whether at maturity by acceleration or otherwise, and interest on the overdue principal and premium (if any) and (to the extent permitted by law) interest on the Senior Notes will be promptly paid in full; (ii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Senior Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Senior Notes; and (iii) in case of any extension of time in payment or renewal of any Senior Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders or the Trustee, for whatever reason, each Guarantor
Subsidiary will be obligated to pay, or to perform or cause the performance of, the same before such failure becomes an Event of Default. Each Guarantor Subsidiary agrees that this is a guarantee of payment not a guarantee of collection.

                  Each Guarantor Subsidiary hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Senior Notes or the obligations of the Company under this Indenture or the Senior Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor Subsidiary further, to the extent permitted by law, hereby waives (a) demand, protest and notice of any kind, (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of any Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person, (c) notice of the existence, creation or incurring of any new or additional Indebtedness or obligation, (d) any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111(b)(2) or (g) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. Each Guarantor Subsidiary hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes, the Subsidiary Guarantee and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor Subsidiary, or any custodian acting in relation to either the Company or any Guarantor Subsidiary, any amount paid by the Company or any Guarantor Subsidiary to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor Subsidiary agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor Subsidiary agrees that, as between it, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 10 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 10 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor Subsidiary for the purpose of its Subsidiary Guarantee.

                  Each Guarantor Subsidiary hereby agrees that by virtue of its execution and delivery of this Indenture, it shall be deemed to have signed on each Senior Note issued hereunder the notation of the Subsidiary Guarantee set forth on Exhibit D.

SECTION 10.08     LIMITATION ON THE GUARANTOR SUBSIDIARIES' LIABILITY.

                  Each Guarantor Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture. Each Guarantor Subsidiary and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Subsidiary Guarantee of such Guarantor Subsidiary not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform

Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to such Subsidiary Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of each Guarantor Subsidiary under its Subsidiary Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of each Guarantor Subsidiary that are relevant under such laws, result in the obligations of each Guarantor Subsidiary in respect of such maximum amount not constituting a fraudulent conveyance.

SECTION 10.09     EXECUTION AND DELIVERY OF GUARANTEES.

                  To evidence the Parent Guarantee and the Subsidiary Guarantees set forth in Section 10.05 and 10.07, each of the Company, the Parent and each Guarantor Subsidiary hereby agrees that (a) a notation of such Parent Guarantee and Subsidiary Guarantee substantially as set forth on Exhibit D hereto shall be endorsed on each Senior Note authenticated and delivered by the Trustee, (b) such endorsement shall be executed on behalf of each Guarantor Subsidiary or the Parent, as applicable, by its Officer, and (c) a counterpart signature page to this Indenture shall be executed on behalf of each Guarantor Subsidiary and the Parent by its Officer.

                  The Parent and each Guarantor Subsidiary hereby agrees that its Guarantee set forth in Section 10.05 or 10.07, as applicable, shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Guarantor Subsidiary or Parent.

                  If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Senior Notes on which a Guarantee is endorsed, the Guarantee shall nevertheless be valid.

SECTION 10.10     GUARANTEE BY SUBSIDIARY

                  The Company shall cause (i) each domestic Restricted Subsidiary that is formed or acquired after the date hereof and (ii) each domestic Subsidiary that becomes a Restricted Subsidiary after the date hereof, in each case concurrently therewith, to (i) become a Subsidiary Guarantor hereunder and execute and deliver to the Trustee a Subsidiary Guarantee in the form of Exhibit D attached hereto and a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Obligations as set forth in Section 10.07 of this Indenture; and (ii) execute a Security Agreement (substantially in the form of the Security Agreement entered into on the date hereof) and other Security Documents necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, subject only to Liens permitted under Section 4.09 and those permitted by the terms of the Security Documents; and (iii) cause such Restricted Subsidiary to deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that (i) such Security Agreement, supplemental indenture and Subsidiary Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) and such Security Agreement, this Indenture and such Subsidiary Guarantee constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

SECTION 10.11     RELEASE OF GUARANTOR SUBSIDIARIES

                  If all of the Capital Stock or substantially all of the assets of any Guarantor Subsidiary is sold by the Company, the Parent or any of their Subsidiaries to a Person (other than the Company, the Parent or any of their Subsidiaries) in a transaction that complies with the terms of this Indenture, then such Guarantor Subsidiary will be released and discharged from all of its Obligations under its Subsidiary Guarantee of the Notes and this Indenture.

                                ARTICLE 11.

                               MISCELLANEOUS

SECTION 11.01     TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02     NOTICES.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

                  If to the Company:

                           Kinetek Industries, Inc.
                           ArborLake Centre, Suite 550
                           1751 Lake Cook Road
                           Deerfield, Illinois 60015
                           Attention:  Chief Financial Officer
                           Telecopier No.: (847) 945-9909

                  with a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention:  Philip J. Niehoff, Esq.
                           Telecopier No.:  (312) 701-7711

                  If to the Trustee:

                           U.S. Bank National Association
                           U.S. Bank Trust Center
                           180 East Fifth Street
                           St. Paul, Minnesota  55101
                           Attention: Corporate Trust Administration
                           Telecopier No.: (651) 244-0711

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                  Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

SECTION 11.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include:

                           (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

SECTION 11.06     RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07     LEGAL HOLIDAYS.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08     NO RECOURSE AGAINST OTHERS.

                  No officer, employee, director, stockholder or Subsidiary of the Company shall have any liability for any Obligations of the Company under the Senior Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Senior Notes. Each Holder by accepting a Senior Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the Commission is of the view that such a waiver is against public policy.

SECTION 11.09     COUNTERPARTS.

                  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 11.10     VARIABLE PROVISIONS.

                  The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

                  The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1996.

SECTION 11.11     GOVERNING LAW.

                  The internal laws of the State of New York shall govern this Indenture and the Senior Notes, without regard to the conflict of laws provisions thereof.

SECTION 11.12     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 11.13     SUCCESSORS.

                  All agreements of the Company in this Indenture and the Senior Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.14     SEVERABILITY.

                  If any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                     [NEXT PAGE IS THE SIGNATURE PAGE]

                  Dated as of April 12, 2002

                                           KINETEK INDUSTRIES, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President





                  Dated as of April 12, 2002

                                           U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee



                                           By:  /s/ Richard H. Prokosch
                                               ------------------------------
                                           Name:  Richard H. Prokosch
                                           Title: Vice President



                                           AS GUARANTORS:

                                           KINETEK, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President



                                           MERKLE-KORFF INDUSTRIES, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President

                                           THE IMPERIAL ELECTRIC COMPANY



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President


                                           GEAR RESEARCH, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President



                                           MOTION HOLDINGS, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President


                                           MOTION CONTROL ENGINEERING, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President


                                           FIR GROUP HOLDINGS, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President

                                           ELECTRICAL DESIGN AND CONTROL COMPANY



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President


                                           ADVANCED D.C. HOLDINGS, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President


                                           ADVANCED D.C. MOTORS, INC.



                                           By:  /s/ Gordon L. Nelson, Jr.
                                               ------------------------------
                                           Name:   Gordon L. Nelson, Jr.
                                           Title:  Vice President

                               (Face of Note)

                                                                      EXHIBIT A
                          5% Senior Note due 2007

No.                                                                 $__________

CUSIP No. [         ]

                          KINETEK INDUSTRIES, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on May 1, 2007.

Interest Payment Dates:  May 1 and November 1.

Record Dates:  April 15 and October 15.

                                           Dated:

                                           KINETEK INDUSTRIES, INC.

                                           By:_________________________________
                                              Name:
                                              Title:


Trustee's Certificate of Authentication
Dated:


This is one of the Global
Senior Notes referred to in the
within-mentioned Indenture:


U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By:_________________________________________
          Authorized Signatory

                  [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company shall act as the Depository until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.] 1/

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE


_______________
 1/ This paragraph should be included only if the Senior Note is issued in global form.

         JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
         (A) ABOVE.

         THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT DANIEL DRURY, THE CHIEF FINANCIAL OFFICER OF THE ISSUER, AT OUR EXECUTIVE OFFICES AT ARBORLAKE CENTRE, SUITE 550, 1751 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015,
         (847) 945-5591, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

                               (Back of Note)

                          5% SENIOR NOTE DUE 2007

         1. Interest. Kinetek Industries, Inc. (the "Company") promises to pay interest on the principal amount of the Senior Notes at the rate and in the manner specified below. Interest on the Senior Notes will accrue at 5% per annum from April __, 2002 until maturity. Interest will be payable semiannually in cash in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Senior Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April __, 2002; provided that the first Interest Payment Date shall be May 1, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered holders of Senior Notes at the close of business on the record date for the next Interest Payment Date even if such Senior Notes are canceled after such record date and on or before such Interest Payment Date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments on such Senior Notes. The Company will pay principal, premium, if any, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will pay principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders or, if no such account is specified, by mailing a check to each such Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, and interest on all Global Notes.

         3. Paying Agent and Registrar. U.S. Bank National Association (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Senior Notes under an Indenture, dated as of April __, 2002 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the original issuance of the Senior Notes (the "Trust Indenture Act"). The Senior Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Senior Notes are unsecured senior obligations of the Company limited in aggregate principal amount to $15,000,000. Each Holder, by accepting a Senior Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         5. Optional Redemption. Senior Notes are redeemable, in whole or in part, at any time, at the option of the Company at the Make-Whole Price (as defined in the Indenture), together with all accrued and unpaid interest thereon, if any, to the Redemption Date.

         6. Mandatory Redemption. Subject to the Company's obligation to make an offer to purchase Senior Notes under certain circumstances pursuant to Sections 4.13 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes.

         7. Mandatory Offers to Purchase Senior Notes. (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Senior Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to an offer (a "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of purchase.

                  (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Senior Notes at a purchase price equal to 100% of the principal amount of the Senior Notes, plus any accrued and unpaid interest to the date of purchase. If the Excess Proceeds are insufficient to purchase all Senior Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Senior Notes to be purchased in accordance with the terms of the Indenture.

                  (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Senior Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

                  (d) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Senior Notes as a result of a Change of Control or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

         8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Senior Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Senior Notes held by a Holder are to be redeemed or purchased. On or after any date on which Senior Notes are redeemed or purchased, interest ceases to accrue on the Senior Notes or portions thereof called for redemption or accepted for purchase on such date.

         9. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Senior Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 Business Days before a selection of Senior Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

         11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Holder, the Indenture or the Senior Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; provide for the assumption by another corporation of the Company's obligations to Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the Securities and Exchange Commission's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; provide for additional Guarantees with respect to the Senior Notes; or, make any change that does not materially adversely affect any Holder's rights under the Indenture.

         12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on, the Senior Notes; default in payment of principal of, or premium, if any, on the Senior Notes; failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Senior Notes; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; certain final judgments that remain undischarged; any Security Document ceases to be effective or the Lien created thereby ceases to be enforceable; certain judicial findings of unenforceability or invalidity as to any guarantee of the Senior Notes or the disaffirmance or denial by any guarantor of its guarantee of the Senior Notes; and certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Senior Notes may declare all the Senior Notes to be immediately due and payable in an amount equal to the principal of, premium, if any, and any accrued and unpaid interest on, such Senior Notes; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and any accrued and unpaid interest on, the Senior Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

         14. No Recourse Against Others. No officer, employee, director, stockholder or Subsidiary of the Company shall have any liability for any Obligations of the Company under the Senior Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Senior Notes. Each Holder by accepting a Senior Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the Commission is of the view that such a waiver is against public policy.

         15. Additional Rights of Holders of Transfer Restricted Senior Notes In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transfer Restricted Senior Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April __, 2002, among the Company, the Guarantors and Jefferies & Company, Inc. (the "Registration Rights Agreement").

         16. Successor Substituted. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, lease, conveyance or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

         17. Governing Law. This Senior Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof.

         18. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Senior Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Senior Notes.

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Senior Note in larger type. Request may be made to:

                          Kinetek Industries, Inc.
                        ArborLake Centre, Suite 550
                            1751 Lake Cook Road
                         Deerfield, Illinois 60015
                     Attention: Chief Financial Officer

                              ASSIGNMENT FORM

                To assign this Senior Note, fill in the form below

(I) or (we) assign and transfer this Senior Note to:




        ___________________________________________________________
          (Insert assignee's soc. sec. or tax I.D. no.)

        ___________________________________________________________

        ___________________________________________________________

        ___________________________________________________________

        ___________________________________________________________
          (Print or type assignee's name, address and zip code)


and irrevocably appoint _________________________________________ as agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.


Date:                      Your Signature:____________________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Senior Note)



Signature Guarantee:

                     OPTION OF HOLDER TO ELECT PURCHASE

                  If you elect to have this Senior Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box:

                  If you elect to have this Senior Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box:

                  If you elect to have only part of this Senior Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1,000 only):

$__________________________




Date:                      Your Signature:____________________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Senior Note)





Signature Guarantee:

                SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES 2/

              The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                   Principal
              Amount of          Amount of      Amount of this
             decrease in        increase in       Global Note     Signature of
              Principal          Principal      following such     authorized
 Date of      Amount of          Amount of         decrease        officer of
Exchange  this Global Note   this Global Note    (or increase)      Trustee
--------  ----------------   ----------------   ---------------   ------------















___________________________
2/   This should be included if the Senior Note is issued in global form.

                                                                      EXHIBIT B

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF NOTES


                                                     _________________, _______



Re: 5% Senior Notes due 2007 of Kinetek Industries, Inc.

                  This Certificate relates to $_____ principal amount of Senior Notes held in * ________ book-entry or *_______ definitive form by ________________ (the "Transferor").

The Transferor*:
         has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Senior Note or Senior Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         has requested the Trustee by written order to exchange or register the transfer of a Senior Note or Senior Notes.

         In connection with such request and in respect of each such Senior Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Senior Notes and that the transfer of this Senior Note does not require registration under the Securities Act (as defined below) because:*

         Such Senior Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

         Such Senior Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and in the case of clause (ii), based on an opinion of counsel if the Company so requests and together with a certification in the reasonable discretion of the Company or Trustee).

         Such Senior Note is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

         Such Senior Note is being transferred to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests together with a certification in substantially the form of Exhibit C to the Indenture).

________________
* Check applicable box.

         Such Senior Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).







                               ___________________________________
                                 [INSERT NAME OF TRANSFEROR]


                            By:____________________________________
                               Name:
                               Title:
                               Address:



















_______________
* Check applicable box.

                                                                      EXHIBIT C

                   FORM OF CERTIFICATE TO BE DELIVERED BY
                     INSTITUTIONAL ACCREDITED INVESTORS

                                                     _________________, _______


___________________, as Registrar
Attention: Corporate Trust Department

Ladies and Gentlemen:


                  In connection with our proposed purchase of certain 5% Senior Notes due 2007 (the "Senior Notes") of Kinetek Industries, Inc., a Delaware corporation (the "Company"), we represent that:

                  (1) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor"), or an entity in which all of the equity owners are Institutional Accredited Investors;

                  (2) any purchase of Senior Notes will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion;

                  (3) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Senior Notes and we and any accounts for which we are acting are able to bear the economic risks of our or their investment;

                  (4) we are not acquiring Senior Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                  (5) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Senior Notes.

                  We understand that the Senior Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Senior Notes, that such Senior Notes may be offered, resold, pledged or otherwise transferred only
(i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Senior Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Senior Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Senior Notes from us a notice advising such person that resale's of the Senior Notes are restricted as stated herein.


                  We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.


                                       Very truly yours,

                                       _________________________________
                                       [Name of Transferor]


                                       By: _____________________________
                                           Name:
                                           Title:
                                           Address:

                                                                      EXHIBIT D

                             FORM OF GUARANTEE

                                 GUARANTEE

         For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Subsidiary Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Sections 10.06 and 10.08 of the Indenture, each Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Senior Notes, the Security Documents, the Registration Rights Agreement or the Obligations thereunder, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Senior Notes, whether at maturity or on an interest payment date, by acceleration or otherwise, (b) the due and punctual payment and performance of all other obligations under such documents, all in accordance with the terms set forth in the Indenture, the Senior Notes and the Security Documents, and (c) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations thereunder or under the Indenture or the Security Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Guarantor, as such, shall have any liability under this Subsidiary Guarantee or Parent Guarantee for any obligations of the applicable Guarantor under the Senior Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes by accepting a Senior Note waives and releases all such liability.

                                   GUARANTORS:

                                   KINETEK, INC.



                                   By:
                                   Name:
                                   Title:



                                   MERKLE-KORFF INDUSTRIES, INC.



                                   By:
                                   Name:
                                   Title:

                                   THE IMPERIAL ELECTRIC COMPANY



                                   By:
                                   Name:
                                   Title:



                                   GEAR RESEARCH, INC.



                                   By:
                                   Name:
                                   Title:



                                   MOTION HOLDINGS, INC.



                                   By:
                                   Name:
                                   Title:



                                   MOTION CONTROL ENGINEERING, INC.



                                   By:
                                   Name:
                                   Title:

                                   FIR GROUP HOLDINGS, INC.



                                   By:
                                   Name:
                                   Title:



                                   ELECTRICAL DESIGN AND CONTROL COMPANY



                                   By:
                                   Name:
                                   Title:



                                   ADVANCED D.C. HOLDINGS, INC.



                                   By:
                                   Name:
                                   Title:



                                   ADVANCED D.C. MOTORS, INC.



                                   By:
                                   Name:
                                   Title:

                             TABLE OF CONTENTS

                                                                                                        Page

ARTICLE 1.            DEFINITIONS AND INCORPORATION  BY REFERENCE.........................................1

        SECTION 1.01                Definitions...........................................................1

        SECTION 1.02                Other Definitions....................................................18

        SECTION 1.03                Incorporation by Reference of Trust Indenture Act....................18

        SECTION 1.04                Rules of Construction................................................18

ARTICLE 2.            NOTES..............................................................................19

        SECTION 2.01                Principal amount, Form and Dating....................................19

        SECTION 2.02                Execution and Authentication.........................................19

        SECTION 2.03                Registrar and Paying Agent...........................................20

        SECTION 2.04                Paying Agent to Hold Money in Trust..................................21

        SECTION 2.05                Holder Lists.........................................................21

        SECTION 2.06                Transfer and Exchange................................................21

        SECTION 2.07                Replacement Senior Notes.............................................28

        SECTION 2.08                Outstanding Senior Notes.............................................28

        SECTION 2.09                Treasury Senior Notes................................................28

        SECTION 2.10                Temporary Senior Notes...............................................28

        SECTION 2.11                Cancellation.........................................................29

        SECTION 2.12                Defaulted Interest...................................................29

        SECTION 2.13                Record Date..........................................................29

        SECTION 2.14                CUSIP Number.........................................................29

ARTICLE 3.            OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE...............................29

        SECTION 3.01                Notices to Trustee...................................................30

        SECTION 3.02                Selection of Senior Notes to be Redeemed or Purchased................30

        SECTION 3.03                Notice of Redemption.................................................31

        SECTION 3.04                Effect of Notice of Redemption.......................................32

        SECTION 3.05                Deposit of Redemption Price..........................................32

        SECTION 3.06                Senior Notes Redeemed in Part........................................32

        SECTION 3.07                Optional Redemption Provisions.......................................33

        SECTION 3.08                Mandatory Purchase Provisions........................................33


                                    i

ARTICLE 4.            COVENANTS..........................................................................34

        SECTION 4.01                Payment of Senior Notes..............................................34

        SECTION 4.02                SEC Reports..........................................................35

        SECTION 4.03                Compliance Certificate...............................................36

        SECTION 4.04                Stay, Extension and Usury Laws.......................................36

        SECTION 4.05                Limitation on Restricted Payments....................................37

        SECTION 4.06                Corporate Existence..................................................39

        SECTION 4.07                Limitation on Incurrence of Indebtedness and Issuance of
                                    Disqualified Stock...................................................40

        SECTION 4.08                Limitation on Transactions With Affiliates...........................41

        SECTION 4.09                Limitation on Liens..................................................41

        SECTION 4.10                Compliance With Laws, Taxes..........................................42

        SECTION 4.11                Limitation on Dividends and Other Payment Restrictions
                                    Affecting Restricted Subsidiaries....................................42

        SECTION 4.12                Maintenance of Office or Agencies....................................43

        SECTION 4.13                Change of Control....................................................43

        SECTION 4.14                Limitation on Asset Sales............................................44

        SECTION 4.15                Limitation on Guarantees of Company Indebtedness by
                                    Restricted Subsidiaries..............................................45

        SECTION 4.16                Designation of Restricted and Non-Restricted Subsidiaries............46

        SECTION 4.17                Limitation on Issuance of Preferred Equity Interests.................47

ARTICLE 5.            SUCCESSORS.........................................................................47

        SECTION 5.01                Merger or Consolidation..............................................47

        SECTION 5.02                Successor Corporation Substituted....................................48

ARTICLE 6.            DEFAULTS AND REMEDIES..............................................................48

        SECTION 6.01                Events of Default....................................................48

        SECTION 6.02                Acceleration.........................................................50

        SECTION 6.03                Other Remedies.......................................................51

        SECTION 6.04                Waiver of Past Defaults..............................................51

        SECTION 6.05                Control by Majority..................................................51

        SECTION 6.06                Limitation on Suits..................................................52

        SECTION 6.07                Rights of Holders to Receive Payment.................................52


                                    ii

        SECTION 6.08                Collection Suit by Trustee...........................................52

        SECTION 6.09                Trustee May File Proofs of Claim.....................................52

        SECTION 6.10                Priorities...........................................................53

        SECTION 6.11                Undertaking for Costs................................................53

ARTICLE 7.            TRUSTEE............................................................................54

        SECTION 7.01                Duties of Trustee....................................................54

        SECTION 7.02                Rights of Trustee....................................................55

        SECTION 7.03                Individual Rights of Trustee.........................................56

        SECTION 7.04                Trustee's Disclaimer.................................................56

        SECTION 7.05                Notice to Holders of Defaults and Events of Default..................56

        SECTION 7.06                Reports by Trustee to Holders........................................56

        SECTION 7.07                Compensation and Indemnity...........................................57

        SECTION 7.08                Replacement of Trustee...............................................57

        SECTION 7.09                Successor Trustee by Merger, Etc.....................................58

        SECTION 7.10                Eligibility; Disqualification........................................58

        SECTION 7.11                Preferential Collection of Claims Against the Company................59

ARTICLE 8.            DISCHARGE OF INDENTURE.............................................................59

        SECTION 8.01                Discharge of Liability on Senior Notes; Defeasance...................59

        SECTION 8.02                Conditions to Defeasance.............................................60

        SECTION 8.03                Application of Trust Money...........................................61

        SECTION 8.04                Repayment to the Company.............................................61

        SECTION 8.05                Indemnity for Government Obligations.................................62

        SECTION 8.06                Reinstatement........................................................62

ARTICLE 9.            AMENDMENTS.........................................................................62

        SECTION 9.01                Amendments and Supplements Permitted Without Consent of
                                    Holders..............................................................62

        SECTION 9.02                AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT OF HOLDERS..............63

        SECTION 9.03                Compliance with TIA..................................................63

        SECTION 9.04                Revocation and Effect of Consents....................................64

        SECTION 9.05                Notation on or Exchange of Senior Notes..............................64

        SECTION 9.06                Trustee Protected....................................................64

                                    iii

ARTICLE 10.           COLLATERAL AND SECURITY AND GUARANTEES.............................................65

        SECTION 10.01               Collateral Documents.................................................65

        SECTION 10.02               Additional collateral................................................65

        SECTION 10.03               Release of Collateral................................................65

        SECTION 10.04               Authorization of Actions to be Taken by the Trustee under
                                    the Security Documents...............................................66

        SECTION 10.05               Parent Guarantee.....................................................66

        SECTION 10.06               Limitation on Parents Liability......................................68

        SECTION 10.07               Subsidiary Guarantees................................................68

        SECTION 10.08               Limitation on the Guarantor Subsidiaries' Liability..................69

        SECTION 10.09               Execution and Delivery of Guarantees.................................70

        SECTION 10.10               Guarantee by Subsidiary..............................................70

        SECTION 10.11               Release of Guarantor Subsidiaries....................................71

ARTICLE 11.           MISCELLANEOUS......................................................................71

        SECTION 11.01               Trust Indenture Act Controls.........................................71

        SECTION 11.02               Notices..............................................................71

        SECTION 11.03               Communication by Holders with Other Holders..........................72

        SECTION 11.04               Certificate and Opinion as to Conditions Precedent...................72

        SECTION 11.05               Statements Required in Certificate or Opinion........................73

        SECTION 11.06               Rules by Trustee and Agents..........................................73

        SECTION 11.07               Legal Holidays.......................................................73

        SECTION 11.08               No Recourse Against Others...........................................73

        SECTION 11.09               Counterparts.........................................................74

        SECTION 11.10               Variable Provisions..................................................74

        SECTION 11.11               Governing Law........................................................74

        SECTION 11.12               No Adverse Interpretation of Other Agreements........................74

        SECTION 11.13               Successors...........................................................74

        SECTION 11.14               Severability.........................................................74

        SECTION 11.15               Table of Contents, Headings, Etc.....................................74



                                          iv